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                          NON-SOLICITATION AGREEMENT


     This Agreement is made and entered into this 5th day of May, 1995, by and between MASADA SECURITY, INC., a Delaware corporation ("Masada") and GLOBAL SECURITY, INC., formerly known as Global Security Systems of Virginia, Inc., a Virginia corporation (collectively referred to as "Global").

                                    RECITALS

     Pursuant to the terms of an Asset Purchase Agreement dated of April 14, 1995 (the "Purchase Agreement"), Masada is purchasing certain of the assets and properties of Global.

     Global is uniquely experienced in the development and operation of the security alarm system business, and Masada is unwilling to acquire the assets referenced in the Purchase Agreement without first obtaining the agreement of Global not to solicit Masada's business.

     As an inducement to the consummation of the transactions evidenced by the Purchase Agreement, Global is willing to issue this Non-Solicitation Agreement to Masada and acknowledges that valuable direct consideration will be paid to it as a result of its execution and delivery of this Agreement.

                                  AGREEMENT

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and specific considerations set forth below, the sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     Section 1. Non-Solicitation Covenant. Global shall not in any manner, directly or indirectly, through any corporation, partnership or any other entity, solicit or provide security
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monitoring  services  to  any  person  or  entity  set  forth  on Schedules
1(a) and 1(f) to the Purchase Agreement, or otherwise take any action which would adversely affect Masada's interest in the Alarm Accounts and Contracts-in-Process (as such terms are defined in the Purchase Agreement)
purchased  from  Seller.  Furthermore,  Global   shall  not  use,  communicate,
inform or otherwise divulge to any third party any information pertaining to the persons and entities set forth on Schedules 1(a) and 1(f) to the Purchase Agreement.

     SECTION  2.  CONSIDERATION.    Global  acknowledges  that sufficient
and adequate consideration has been paid to it for the execution and delivery to Masada of this Agreement.

     SECTION 3. REMEDIES FOR BREACH. Global recognizes that in the event of a breach of any covenant herein contained, which breach remains uncured after five (5) days written notice by Masada, it will be difficult to determine the damages Masada would suffer, and therefore, Global agrees and acknowledges that Masada may obtain injunctive relief to prevent further breaches of the covenants herein contained, in addition to provable
damages.   It  is specifically  understood that  in the  event of litigation arising from a breach of the covenants herein contained, Masada shall be entitled to recover, in addition to damages and injunctive relief, all costs incurred, including attorneys' fees.

     SECTION 4. PARTIAL INVALIDITY. In the event any provision or portion of this Agreement is deemed to be invalid or unenforceable in whole or in part for any reason,  the remainder shall not  be invalidated,  rendered
unenforceable,  or otherwise adversely  affected.   Without  limiting  the
generality of the forgoing, if the provisions of the covenant not to solicit contained herein





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shall  be deemed to create a restriction which is unreasonable as to  duration or geographical area or both, the parties agree that the provisions of this Agreement shall be enforced for such duration and in such geographical area as any court of any competent jurisdiction may determine to be reasonable.

     SECTION 5.  SUCCESSORS AND  ASSIGNS.   Global acknowledges that the
covenants contained herein are unique and personal, and that Global may not assign any of its rights or delegate any of its duties or obligations under this Agreement. The rights and obligations of Masada under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Masada.

     SECTION 6. NOTICES. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within five days after posting, if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid or, upon receipt by overnight courier maintaining records of receipt by addressee or if delivered by hand or telecopied with the original notice being mailed the same day by one of the foregoing methods and addressed as follows:

          IF TO MASADA AT:

          Masada Security, Inc.
          950 22nd Street North, Suite 800 Birmingham, Alabama  35203

                        Attention:  Mr. Terry W. Johnson

          FACSIMILE:  (800) 531-3293





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          WITH COPY TO:

          Burr & Forman
          420 North 20th Street
          Suite 3100
          Birmingham, Alabama 35203

          Attention:  W. Lee Thuston, Esq.

          FACSIMILE:  (205) 458-5100


          IF TO GLOBAL AT:

          Global Security, Inc.
          2712 Enterprise Parkway
          Richmond, Virginia  23294

          Attention:  Tim C. Mitchell

          FACSIMILE: (804) 346-0390



          WITH COPY TO:

          Spinella, Owings & Shaia, P.C.
          8550 Mayland Drive Richmond, Virginia 32394
          Attention:  Herman C. Daniel, III, Esq.

          FACSIMILE:  (804) 270-7268


or  at such other address as the  party may designate by ten days advance
written  notice to  the other  party.   Notice  shall be effective when
delivered  to a responsible person  at the address of the addressee.





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     SECTION 7.   WAIVER OF  BREACH.  The  waiver by Masada  of a breach of any provision of this Agreement by Global shall not operate or be construed as a waiver of any subsequent breach by Global. No waiver shall be valid unless in writing and signed by an authorized representative of Masada.

     SECTION 8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, excluding its conflict of laws principles.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              MASADA SECURITY, INC.

                              By: /s/ Terry W. Johnson
                                 --------------------------------
                                Its:  President
                                     ----------------------------


                              GLOBAL SECURITY, INC.
                              (f/k/a GLOBAL SECURITY SYSTEMS OF
                              VIRGINIA, INC.)


                              By: /s/ Timothy C. Mitchell
                                 --------------------------------
                                Its:  President
                                     ----------------------------





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